Exhibit 10.11

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of [●], 2021, is by and among (i) Swiftmerge Acquisition Corp., an exempted company organized under the laws of the Cayman Islands (the “SPAC”), (ii) Swiftmerge Holdings LP, a Delaware limited partnership (the “Sponsor”), and (iii) and [certain investment funds and managed accounts managed by or affiliated with] [●] (collectively, “Investor”).

RECITALS

WHEREAS, in connection with the initial public offering (the “IPO”) of units of the SPAC (consisting of one Class A Ordinary Share (as defined below) of the SPAC and one-half of one redeemable warrant, each a “Unit” and collectively, the “Units”), Investor has expressed an interest in acquiring (or another entity or investment vehicle that directly or indirectly controls, is controlled by or is under common control with Investor (collectively, “Affiliates”)) up to the lesser of 1,980,000 Units in the IPO and 9.9% of the Units offered to the public in the IPO (excluding from such calculation any Units issued pursuant to the exercise of any over-allotment option by the IPO underwriters) (the “IPO Indication”), at a price of $10.00 per Unit;

WHEREAS, in connection with and subject to the closing of the IPO, and subject to the other terms and conditions set forth herein, Investor desires to purchase from the SPAC (i) certain Class B ordinary shares, par value $0.0001 per share, of the SPAC (“Founder Shares”) in the amount and at the price per share set forth herein and (ii) certain redeemable warrants of the SPAC (the “Private Placement Warrants”), in the amount and at the price per warrant set forth herein, in each case to be sold to Investor by the SPAC in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), that will be consummated substantially concurrently with the IPO;

WHEREAS, in connection with the IPO and in contemplation of the transactions set forth in this Agreement, the Sponsor shall forfeit to the SPAC, for no consideration, up to 2,250,000 Founder Shares currently held by the Sponsor (the “Sponsor Forfeiture”); and

WHEREAS, the parties hereto wish to enter into this Agreement pursuant to which Investor will agree to subscribe for and purchase from the SPAC, and the SPAC will agree to issue to Investor, in each case on and subject to the terms and conditions hereof, such number of Founder Shares for the same value paid by the Sponsor (i.e., approximately $0.003 per share), and such number of Private Placement Warrants as are set forth herein.

NOW THEREFORE, in consideration of the premises, representations, warranties and mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.    Subscription and Purchase of Founder Shares.

(a)    In connection with the IPO Indication and in connection with the execution of this Agreement, the SPAC and Investor hereby agree to enter into a Founder Shares Subscription Agreement, which shall be in substantially the form attached hereto as Exhibit A, providing for

Investor to purchase from the SPAC (the “Share Purchase”) the number of Founder Shares set forth opposite the Investor’s name on Schedule I hereto (the “Purchased Shares”) for and in consideration of the aggregate purchase price set forth opposite Investor’s name on Schedule I hereto (the “Share Purchase Price”).

(b)    In consideration of the SPAC’s sale to Investor of the Purchased Shares, Investor shall pay the Share Purchase Price to the SPAC in immediately available funds by means reasonably acceptable to the Sponsor and the SPAC not later than two (2) business days after the execution of this Agreement (with such funds to be returned to Investor if the IPO does not close in accordance with Section 3(b)).

(c)    On the date of the closing of the IPO, and subject to the satisfaction of the conditions set forth in Sections 1(a) and 1(b) of this Agreement and such conditions set forth in the Founder Shares Subscription Agreement, the SPAC hereby agrees to sell to Investor the Purchased Shares.

(d)    For the avoidance of doubt, neither the number of Purchased Shares nor the Share Purchase Price shall be adjusted in the event the number of Units offered in the IPO is increased or decreased, or in the event of the exercise of the underwriters’ over-allotment option (or lack thereof) in connection with the IPO.

Section 2.    Subscription and Purchase of Warrants.

(a)    In connection with the IPO Indication and on the date of the pricing of the IPO, the SPAC and Investor hereby agree to enter into a Private Placement Warrant Purchase Agreement with respect to the purchase of Private Placement Warrants, which shall be in substantially the form attached hereto as Exhibit B, providing for Investor to purchase from the SPAC (the “Warrant Purchase”) the number of Private Placement Warrants set forth opposite Investor’s name on Schedule I hereto (the “Purchased Warrants”) for and in consideration of the aggregate purchase price set forth opposite Investor’s name on Schedule I hereto (the “Warrant Purchase Price”).

(b)    In consideration of the SPAC’s sale to Investor of the Purchased Warrants, Investor shall pay the Warrant Purchase Price to the SPAC in immediately available funds by means reasonably acceptable to the SPAC not later than one (1) business day prior to the expected date of the closing of the IPO (with such funds to be returned to Investor if the IPO does not close within five (5) business days after such payment).

(c)    On the date of the closing of the IPO, and subject to the satisfaction of the conditions set forth in Sections 2(a) and 2(b) of this Agreement and such conditions set forth in the Private Placement Warrant Purchase Agreement, the SPAC hereby agrees to issue to Investor the Purchased Warrants.

(d)    For the avoidance of doubt, neither the number of Purchased Warrants nor the Warrant Purchase Price shall be adjusted in the event the number of Units offered in the IPO is increased or decreased, or in the event of the exercise of the underwriters’ over-allotment option (or lack thereof) in connection with the IPO.

Section 3.    Closing; IPO Indication.

(a)    In the event that Investor (or its Affiliates) (i) places an order to purchase Units in the IPO in an amount equal to the full amount of the IPO Indication and purchases the actual amount of Units allocated to Investor (or its Affiliates) in the IPO by the IPO underwriters (which amount shall not under any circumstances exceed 9.9% of the Units offered to the public in the IPO (exclusive of any exercise of an overallotment option by the IPO underwriters)) and (ii) pays the Share Purchase Price and Warrant Purchase Price as contemplated by this Agreement, the Share Purchase and the Warrant Purchase shall occur and be effective upon the closing of the IPO, automatically and without any further action of any party hereto.

(b)    (a) In the event (i) the IPO does not close by November 30, 2021, or (ii) the Investor (or its Affiliates) does not (A) place an order to purchase Units in the IPO in an amount equal to the full amount of the IPO Indication as set forth in Section 3(a)(i) or (B) purchase the actual amount of Units allocated to Investor (or its Affiliates) in the IPO by the IPO underwriters, then (x) the Purchased Shares shall be forfeited by the Investor to the SPAC automatically and without any further action of any party hereto and (y) this Agreement shall terminate automatically and be of no further force and effect unless otherwise agreed in writing by the parties hereto, which includes, for the avoidance of doubt, that the parties hereto shall not be required to undertake any actions in furtherance of the subscription and purchase of Warrants contemplated by Section 2 of this Agreement.

(c)    Except as set forth in Section 7 of this Agreement, the Purchased Shares and the Purchased Warrants held by Investor shall not be subject to forfeitures, surrenders, claw-backs, transfers, disposals, exchanges or share price vesting triggers commonly known as “earn-outs”, or additional lockup provisions for any reason, including without limitation in connection with the negotiation of an initial Business Combination (as defined below) (other than with respect to such surrender of Private Placement Warrants and payment of the related exercise price that Investor may be required to make in connection with its exercise of any Purchased Warrants).

(d)    The obligations of Investor hereunder are subject to there being no change to structure, terms and conditions in the capital structure of the SPAC that is material and adverse to Investor as compared to the structure, terms and conditions set forth in the Registration Statement filed with the SEC (as defined herein) on or about October 22, 2021.

(e)    Investor, the SPAC and the Sponsor hereby acknowledge that the IPO Indication is solely an indication of interest and Investor and its Affiliates have not committed to buy, and the SPAC and Sponsor have not committed to sell to Investor or its Affiliates, any Units in the IPO.

Section 4.    Representations, Warranties and Undertakings of the SPAC. The SPAC hereby represents and warrants to, and agrees with, Investor as follows:

(a)    The SPAC is duly incorporated and validly existing as an exempted company under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the SPAC. The SPAC has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)    This Agreement has been duly executed and delivered by the SPAC and is a valid and binding obligation of the SPAC enforceable against the SPAC in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability (the “Enforceability Exceptions”).

(c)    The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not (i) conflict with or violate the organizational documents of the SPAC or (ii) materially conflict with or result in any material violation of or default under, any agreement or other instrument to which the SPAC is a party or by which the SPAC is bound, or any decree, order, statute, rule or regulation applicable to the SPAC.

(d)    Following the Sponsor Forfeiture, the SPAC will have good and valid title to the Purchased Shares and will hold the Purchased Shares in treasury pending their sale and delivery to Investor as contemplated hereby. The Purchased Shares have been duly authorized and validly issued, are fully paid and non-assessable, and were not issued in violation of any preemptive or similar rights. Upon payment for and delivery of the Purchased Shares in accordance with the terms hereof, the Purchased Shares shall be free and clear of all liens, claims, pledges, security interests, proxies, voting agreements, transfer restrictions and encumbrances of any kind, other than (i) as set forth herein or in the Registration Statement and (ii) transfer restrictions under applicable securities laws.

(e)    Upon payment for and delivery of the Purchased Warrants in accordance with the terms hereof, the Purchased Warrants shall be free and clear of all liens, claims, pledges, security interests, proxies, voting agreements, transfer restrictions and encumbrances of any kind, other than (i) as set forth herein or in the Registration Statement and (ii) transfer restrictions under applicable securities laws.

(f)    The SPAC shall use commercially reasonable efforts to prepare and provide to Investor, within 90 days after the end of the SPAC’s taxable year or as soon as practicable thereafter, a PFIC Annual Information Statement within the meaning of Section 1.1295-1 of the Treasury Regulations. Upon written request, the SPAC shall use commercially reasonable efforts to prepare and provide to Investor the information and documentation necessary to enable Investor and its direct or indirect owners to (i) accurately prepare all tax returns and comply with any reporting requirements as a result of the classification of the SPAC as a “passive foreign investment company” within the meaning of Section 1297 of the Internal Revenue Code and (ii) make and maintain any election or filing (including, without limitation, a “qualified electing fund” election or a “protective statement” under Section 1295 of the Internal Revenue Code) with respect to the SPAC, and comply with any reporting or other requirements incident to such election.

(g)    The SPAC has complied, and will continue to comply, with all applicable laws, including, without limitation, the Anti-Corruption Laws, and the Anti-Money Laundering Laws. For purposes of this Agreement, “Anti-Corruption Laws” shall mean any applicable law, regulation, or rule related to combating corruption or bribery, including, but not limited to, the United States Foreign Corrupt Practices Act of 1977 as amended and any other applicable law, and “Anti-Money Laundering Laws” shall mean any applicable law, regulation, or rule related to combating money laundering, suspicious transactions, trade embargos, economic sanctions, or terrorist financing, including, but not limited to, the US Bank Secrecy Act of 1986, the USA Patriot

Act of 2001 (in each case to the extent applicable to the Parties and to this Agreement), the Specially Designated Nationals List or any similar list maintained by the Office of Foreign Assets Control (“OFAC”) at the United States Department of the Treasury.

(h)    The SPAC has not, and agrees that it shall not, in connection with the transactions contemplated by this Agreement, or in connection with any other business transactions involving Investor or its subsidiaries, make any payment, transfer anything of value, or offer anything of value, directly or indirectly: (i) to any governmental official or employee (including employees of a government corporation or public international organization) or to any political party or candidate for public office; or (ii) to any other person or entity if such payments or transfers would violate the laws of the country in which made, the laws of the United States, including the trade sanction and economic embargo programs enforced by OFAC or the laws of any other applicable country.

Section 5.    Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to Investor as follows:

(a)    The Sponsor has been duly formed and is validly existing as a limited partnership under the laws of the State of Delaware. The Sponsor has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)    This Agreement has been duly executed and delivered by the Sponsor and is a valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms, except as the enforceability thereof may be limited by the Enforceability Exceptions.

(c)    The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not (i) conflict with or violate the organizational documents of the Sponsor or (ii) materially conflict with or result in any material violation of or default under, any agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or any decree, order, statute, rule or regulation applicable to the Sponsor.

(d)    The Sponsor shall take all action necessary to authorize and effect the Sponsor Forfeiture, and shall effect the Sponsor Forfeiture not later than the date of the closing of the IPO. The number of Founder Shares forfeited and delivered to the SPAC pursuant to the Sponsor Forfeiture shall be sufficient to permit the sale and delivery by the SPAC of the Purchased Shares as contemplated hereby.

(e)    The Sponsor has complied, and will continue to comply, with all applicable laws, including, without limitation, the Anti-Corruption Laws, and the Anti-Money Laundering Laws.

(f)    The Sponsor has not, and agrees that it shall not, in connection with the transactions contemplated by this Agreement, or in connection with any other business transactions involving Investor or its subsidiaries, make any payment, transfer anything of value, or offer anything of value, directly or indirectly: (i) to any governmental official or employee (including employees of a government corporation or public international organization) or to any political party or candidate for public office; or (ii) to any other person or entity if such payments or transfers would violate the laws of the country in which made, the laws of the United States, including the trade sanction and economic embargo programs enforced by OFAC or the laws of any other applicable country.

Section 6.    Representations and Warranties of Investor. Investor hereby represents and warrants to the SPAC and the Sponsor as follows:

(a)    Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)    This Agreement has been duly executed and delivered by Investor and is a valid and binding obligation of Investor enforceable against Investor in accordance with its terms, except as the enforceability thereof may be limited by the Enforceability Exceptions.

(c)    The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not (i) conflict with or violate the organizational documents of Investor or (ii) materially conflict with or result in any material violation of or default under, any agreement or other instrument to which Investor is a party or by which Investor is bound, or any decree, order, statute, rule or regulation applicable to Investor.

(d)    Investor represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and acknowledges the sales of the Purchased Shares and the Purchased Warrants contemplated hereby are being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under federal and state law.

(e)    Investor acknowledges that Investor shall be responsible for any of Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that neither the SPAC nor the Sponsor nor any of their respective affiliates have provided any tax advice or any other representation or guarantee, whether written or oral, regarding the tax consequences of the transactions contemplated by this Agreement.

(f)    Investor represents and warrants that none of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by OFAC or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, or the United Kingdom (collectively, the “Sanctions Lists”) (ii) directly or indirectly owned or controlled by, or acting on behalf of, a person, that is named on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Investor is permitted to do so under applicable law. Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Investor also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the Sanctions Lists. Investor further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Investor and used to purchase the Purchased Shares and Private Placement Warrants were legally derived.

Section 7.    Additional Agreements and Acknowledgements of Investor.

(a)    Investor agrees that it shall not Transfer (as defined below) any Purchased Shares (or any of the Class A ordinary shares, par value $0.0001 per share, of the SPAC (the “Class A Ordinary Shares”) issuable upon conversion thereof) until the earlier of (A) one year after the completion of the SPAC’s initial Business Combination and (B) subsequent to the SPAC’s initial Business Combination, (x) if the closing price of the SPAC’s Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period following the consummation of SPAC’s initial Business Combination, or (y) the date on which the SPAC completes a liquidation, merger, share exchange or other similar transaction that results in all of the SPAC’s public shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property; provided, that no such Transfer may occur prior to the date that is one year after the date of the consummation of the SPAC’s initial Business Combination, except if such Transfer is subsequent to the SPAC’s initial Business Combination and either (A) the last sales price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (B) the SPAC consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the SPAC’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property. Investor further agrees that it shall not Transfer any Private Placement Warrants (or Class A Ordinary Shares issuable upon conversion or exercise of the Private Placement Warrants) until 30 days after the completion of the initial Business Combination. For purposes of this paragraph (a), “Transfer” shall mean the (1) transfer, sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) promulgated thereunder with respect to, any security, (2) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (3) make a public announcement of any intention to effect any transaction specified in clause (1) or (2) of this paragraph (a). For the avoidance of doubt, nothing herein shall prevent Investor or any Affiliate thereof from Transferring or redeeming any Class A Ordinary Shares or Units acquired by Investor or such Affiliate in the IPO or in the open market following the IPO.

(b)    Investor acknowledges that the SPAC was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). Investor agrees that if the SPAC seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, Investor shall vote all Purchased Shares in favor of such proposed Business Combination.

(c)    Investor acknowledges that it is aware the SPAC will establish a trust account (the “Trust Account”) for the benefit of its public shareholders upon the closing of the IPO. Investor agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the SPAC as a result of any liquidation of the SPAC with respect to the Purchased Shares. Investor acknowledges that the Purchased Shares do not participate in the Trust Account, and in the event the SPAC does not consummate an initial Business Combination, the Purchased Shares will expire worthless. For the avoidance of doubt, the restrictions referenced in this Section 7(c) do not apply to any Units or Class A Ordinary Shares acquired by Investor or its Affiliates in the IPO or in the open market following the IPO.

(d)    Investor acknowledges and agrees that it will execute the Registration Rights Agreement, which has been provided to Investor in connection with the transactions contemplated by this Agreement, prior to the consummation of the IPO.

Section 8.    Disclosures; Confidentiality.

(a)    Investor hereby acknowledges and agrees to the inclusion of (i) the form of this Agreement and (ii) a general disclosure relating to provisions of this Agreement and other agreements that the SPAC may have with entities similarly situated to Investor in the SPAC’s registration statement to be filed in connection with the IPO (“Registration Statement”) (including any amendments thereto); provided, that the SPAC and the Sponsor shall not, and shall not permit any Affiliate thereof or any person acting on its or their behalf, to disclose Investor’s name (and, for the avoidance of doubt, the names of Investors’ Affiliates and any other identifying information with respect to Investor) in the Registration Statement or otherwise (orally or in writing) in connection with the IPO unless approved in writing by Investor prior to such disclosure or pursuant to Sections 8(b) and 8(c).

(b)    Notwithstanding anything to the contrary set forth herein, the SPAC and the Sponsor may disclose the identity of Investor to its attorneys, auditors, and other applicable advisors (collectively, its “Representatives”) with a need to know such information in connection with the transactions contemplated hereby and who have a professional or contractual obligation to keep such information confidential to an extent consistent with the SPAC’s and the Sponsor’s obligations hereunder.

(c)    Notwithstanding anything to the contrary set forth herein, the SPAC, the Sponsor and their Representatives (as defined above) may disclose Investor’s name as required by judicial action, administrative rules and regulations, regulatory rules, or other applicable regulations or laws (collectively, “Legal Process”); provided, for the avoidance of doubt, that any requirement by the SEC to disclose the names of Investor or any of Investor’s Affiliates in the Registration Statement or otherwise in connection with the IPO shall not be considered a Legal Process, and no such disclosure may be made without Investor’s written approval. In the event that the Sponsor, the SPAC or any of their Representatives is requested or required to make a disclosure of the type contemplated by the preceding sentence, the Sponsor or the SPAC shall (x) (unless prohibited by Legal Process) promptly notify Investor and shall reasonably cooperate with Investor in the event Investor chooses to obtain a protective order in connection with such Legal Process, and (y) regardless of whether Investor chooses to obtain a protective order in connection with such Legal Process, (i) disclose only that information which, based on the advice of counsel, is required to be disclosed, and (ii) obtain reasonable assurances that Investor’s name and any related information that is required to be disclosed is afforded confidential treatment.

Section 9.    Most Favored Nation. Substantially concurrently with the execution of this Agreement, the SPAC and the Sponsor are entering into separate agreements with other “anchor investors” in respect of the purchase of Founder Shares, Private Placement Warrants and the IPO. The Sponsor represents that the material terms (both economic and non-economic, and for the avoidance of doubt, including any restrictions on Transfer) of such other agreements are no more favorable to such other “anchor investors” thereunder than the terms of this Agreement. In the case that another “anchor investor” is afforded, directly or indirectly, any such more favorable terms than the Investor, the Sponsor shall immediately so inform the Investor of such more favorable terms, and the Investor shall have the right to elect to have such more favorable terms apply to the Investor, in which case the parties hereto shall promptly amend this Agreement to effect the same. Notwithstanding the foregoing, this provision shall not apply to (x) any investor that is not an “anchor investor” that participates in the at-risk capital of the SPAC or (y) any investor (whether or not an “anchor investor”) that enters into a binding forward purchase agreement in connection with a private investment in public equity in support of the initial Business Combination.

Section 10.    Beneficial Ownership Limitation.

(a)    Notwithstanding anything to the contrary in this Agreement or the SPAC’s certificate of incorporation (as currently in effect and as it hereafter may be amended and/or restated, the “Charter”), the SPAC shall not give effect to Investor’s voluntary conversion of any Purchased Shares into Class A Ordinary Shares, and Investor shall not have the right to convert any Purchased Shares into Class A Ordinary Shares, and any such purported conversion shall be null and void and treated as if never made, to the extent that, after giving effect to such conversion, Investor and any Attribution Parties (as defined herein) collectively would beneficially own in excess of 9.9% (the “Maximum Percentage”) of the number of Class A Ordinary Shares outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of Class A Ordinary Shares beneficially owned by Investor and the Attribution Parties shall: include the number of Class A Ordinary Shares held by Investor and the Attribution Parties collectively, plus the number of Class A Ordinary Shares issuable upon conversion of the Purchased Shares with respect to which the determination of such sentence is being made; but shall exclude the number of Class A Ordinary Shares which would be issuable upon (i) conversion of the remaining, non-converted Purchased Shares beneficially owned by Investor and the Attribution Parties and (ii) exercise or conversion of the unexercised or non-

converted portion of any other securities of the SPAC (including, without limitation, any warrants) beneficially owned by Investor and the Attribution Parties that are subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 10. For purposes of this Section 10, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder.

(b)    For purposes of determining the number of Class A Ordinary Shares that Investor may acquire upon the conversion of Purchased Shares without exceeding the Maximum Percentage, Investor may rely on the number of outstanding Class A Ordinary Shares as reported in (x) the SPAC’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8- K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the SPAC, or (z) any other written notice by the SPAC or the transfer agent of the SPAC setting forth the number of Class A Ordinary Shares outstanding (such reported number of outstanding Class A Ordinary Shares, the “Reported Outstanding Share Number”).

(c)    If the SPAC receives from Investor a request for conversion of Purchased Shares (a “Conversion Request”) at a time when the actual number of outstanding Class A Ordinary Shares is less than the Reported Outstanding Share Number, the SPAC shall notify Investor in writing of the number of Class A Ordinary Shares then outstanding and, to the extent that such Conversion Request would otherwise cause Investor’s beneficial ownership, as determined pursuant to this Section 10, to exceed the Maximum Percentage, Investor must notify the SPAC of a reduced number of Class A Ordinary Shares to be delivered pursuant to such Conversion Request. For any reason at any time, upon the written or oral request of Investor, the SPAC shall within two (2) business days confirm orally and in writing (which may be by electronic mail) to Investor the number of Class A Ordinary Shares then outstanding. In any case, the number of outstanding Class A Ordinary Shares shall be determined after giving effect to any conversion or exercise of securities of the SPAC, including the Purchased Shares, by Investor and any Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Class A Ordinary Shares to Investor upon the requested conversion of Purchased Shares results in Investor and the Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the Class A Ordinary Shares outstanding (as determined under Section 13(d) of the Exchange Act and the rules thereunder), the number of Class A Ordinary Shares so issued by which Investor’s and the Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and Investor shall not have the power to vote or to dispose of the Excess Shares. Upon delivery of a written notice to the SPAC, Investor may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.9% as specified in such notice; provided, however, that no increase in the Maximum Percentage shall be effective until at least the sixty-first (61st) day after such notice is delivered to the SPAC. For clarity, the Class A Ordinary Shares issuable to Investor upon conversion of Purchased Shares pursuant to the terms of the Charter in excess of the Maximum Percentage shall not be deemed to be beneficially owned by Investor for any purpose, including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act and the respective rules thereunder.

(d)    For the purposes of this Agreement, “Attribution Parties” shall mean, collectively, the following persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Share Purchase, directly or indirectly managed or advised by Investor’s investment manager or any of its Affiliates or principals; (ii) any direct or indirect Affiliates of Investor or any of the foregoing; (iii) any person acting or who could be deemed to be acting as a “group” (as such term is used Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder) together with Investor or any of the foregoing; and (iv) any other persons whose beneficial ownership of Class A Ordinary Shares would or could be aggregated with Investor and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act and the rules thereunder. For clarity, the purpose of the foregoing is to subject collectively Investor and the Attribution Parties to the Maximum Percentage.

Section 11.    Miscellaneous.

(a)    In the event that the terms and conditions of this Agreement conflict with the terms and conditions of the Founder Shares Subscription Agreement (with respect to the Share Purchase) or the Private Placement Warrants Purchase Agreement (with respect to the Warrant Purchase), the terms and conditions of the Founder Shares Subscription Agreement (with respect to the Share Purchase) and the Private Placement Warrants Purchase Agreement (with respect to the Warrant Purchase) shall govern.

(b)    This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided, for the avoidance of doubt, that Investor’s Affiliates may purchase the Units allocated by the IPO underwriters as provided for in Section 3(a) above.

(c)    All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement. Additionally, all provisions herein which by their terms must reasonably be understood to survive the consummation of the transactions contemplated by this Agreement to be given their intended effect shall survive the consummation of the transactions contemplated by this Agreement.

(d)    Any notice or communication under this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) recognized courier or overnight delivery service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile, if to the Sponsor, to: Swiftmerge Holdings LP, c/o IVEST Consumer Partners, 2710 Rosebery Avenue, West Vancouver, BC V7V3A2 (sam@ivestconsumer.com; aston@ivestconsumer.com); if to the SPAC, to: Swiftmerge Acquisition Corp., c/o IVEST Consumer Partners, 2710 Rosebery Avenue, West Vancouver, BC V7V3A2 (sam@ivestconsumer.com; aston@ivestconsumer.com); and, if to Investor, at Investor’s address or contact information as set forth on the signature page attached hereto. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by hand delivery, electronic mail or facsimile, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

(e)    This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York (excluding any conflict of laws rules or principles that would permit or require the application of the laws of any jurisdiction other than the State of New York). Each of the parties hereto hereby (i) agrees that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York City, Borough of Manhattan, State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

(f)    EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

*    *    *    *    *    *

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INVESTOR:

[●]

By:
Name:
Title:

[ Signature Page to Swiftmerge Investment Agreement ]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

SPAC:

SWIFTMERGE ACQUISITION CORP.

By:
Name:
Title:

SPONSOR:

SWIFTMERGE HOLDINGS, LP

By:	Swiftmerge Holdings GP, LLC
Its:	General Partner

By:
Name:
Title:

[ Signature Page to Swiftmerge Investment Agreement ]

Schedule I

Name of Investor	Founder Shares	Purchase Price for Founders Shares	Warrants	Purchase Price for Warrants	IPO Indication
	225,000	$675.00 ($0.003 per Founder Share)	300,000	$ ($1.00 per Warrant)	1,980,000 Units

Exhibit A

Founder Shares Subscription Agreement

Exhibit B

Private Placement Warrant Purchase Agreement